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                                                                     EXHIBIT 5.1



      [LETTERHEAD OF ANDREWS & KURTH MAYOR, DAY, CALDWELL & KEETON L.L.P.]


                                January 15, 2002

Board of Directors
Southern Natural Gas Company
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

                  We have acted as counsel to Southern Natural Gas, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, on terms to be determined in each case at the time of the offering, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of debt securities of the Company having an aggregate initial public offering price not to exceed U.S. $300,000,000, of which $200,000,000 is being registered pursuant to the Registration Statement (the "New Debt Securities") and $100,000,000 was previously registered pursuant to a registration statement (the "Prior Registration Statement") on Form S-3 (Registration No. 333-47959) (the "Old Debt Securities" and together with the New Debt Securities, the "Debt Securities"). The Debt Securities will be issued pursuant to an indenture dated as of June 1, 1987 (the "Indenture"), as supplemented by the First Supplemental Indenture, dated as of September 30, 1997, originally entered into by the Company and The Chase Manhattan Bank (now JPMorgan Chase Bank), as trustee, as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

                  In arriving at the opinions expressed below, we have examined
(i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Prior Registration Statement and the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (iii) the Prospectus, (iv) the Indenture, as supplemented to date (the "Existing Indenture") and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public
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officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and (iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Prior Registration Statement and the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

                  In rendering the opinions set forth below with respect to the Debt Securities, we have assumed that, as of the date of issuance, authentication and delivery of any series thereof (i) the Certificate of Incorporation and By-laws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, (ii) any Supplemental Indenture to the Existing Indenture pursuant to which such Debt Securities are issued will comply with the Existing Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Existing Indenture as then supplemented (including by such Supplemental Indenture) and (iii) the form and terms of such Debt Securities, when established, will not violate any applicable law, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Debt Security is to be issued (collectively, the "Holders") of a certificate for the Debt Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of Debt Securities of the series of which such Debt Security is a part, of a global security then evidencing all Debt Securities of such series, and the issuance and sale of and payment for all Debt Securities in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board"), the Prior Registration Statement and the Registration Statement.

                  Based on the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that, with respect to each series of Debt Securities to be issued under the Existing Indenture, as supplemented to the date of such issuance, when (a) any applicable Supplemental Indenture to the Existing Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee,
(b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the issuance and terms of any such applicable Supplemental Indenture and such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Existing Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery)
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of the consideration therefor provided for therein, the Debt Securities of such series will be legally issued and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). In addition, we express no opinion as to any provision of the Indenture that (a) relates to severability or separability, or (b) relates to indemnification, to the extent such indemnification is not within the reasonable contemplation of the parties or is contrary to Federal securities laws or the policy underlying such laws, or (c) purports to authorize the Trustee to file and prove a claim in any bankruptcy or insolvency proceeding for sums not yet due. In addition, notwithstanding that various provisions of the Indenture purport to contemplate that the several series of the Debt Securities may have different trustees, we have assumed (and our opinion herein is conditioned upon such assumption) that a single institution will at all times act as trustee under the Indenture for the holders of all series of the Debt Securities.

                  With respect to our opinion expressed above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we point out that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of any applicable Supplemental Indenture and at the time of the issuance, authentication and delivery of the Debt Securities of any series (a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Supplemental Indenture and Debt Securities, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to the same (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) (i) the Prior Registration Statement and the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the specific terms of the Debt Securities offered thereby, (iii) all such Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to such Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
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                  We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States, in each case as in effect as of the date hereof. We do not express any opinion as to the laws of any other jurisdiction.


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                                  Very truly yours,

                                                  /s/ ANDREWS & KURTH L.L.P.



1198/2799/1580 (NY only)